DREYFUS FOUNDERS GROWTH FUND

                                                                   July 13, 2007

Dear Class T Shareholder:

We are writing to notify you of a correction to the Prospectus/Proxy Statement that was previously mailed to you relating to the proposed reorganization of Dreyfus Founders Growth Fund (the "Fund") with and into Dreyfus Founders Equity Growth Fund (the "Acquiring Fund"). Specifically, the average annual total returns of the Class T shares of the Acquiring Fund and the Fund shown on pages 13 and 14 of the Prospectus/Proxy Statement, respectively, have been corrected as set forth below:

ACQUIRING FUND
AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/06

 Share class          1 Year     5 Years      10 Years      Since Inception[*]
                     ------- ------------------------------------------------
 CLASS T***           7.28%       2.53%           N/A              -4.28%

 returns before taxes

* Inception date of Class A, Class B, Class C, Class R and Class T shares was 12/31/1999. Inception date of Class F shares was 7/5/1938.
*** The Acquiring Fund's average annual total returns for Class T shares reflect the expense reimbursement described above under "Annual Fund Operating Expenses."


FUND

AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/06

 Share class          1 Year     5 Years      10 Years      Since Inception[*]
                     ------- ------------------------------------------------
 CLASS T              7.29%       1.62%           N/A              -7.41%

 returns before taxes

* Inception date of Class A, Class B, Class C, Class R and Class T shares was 12/31/1999. Inception date of Class F shares was 1/5/1962.

The Special Meeting of Shareholders of the Fund to consider the proposed reorganization will be adjourned to July 24, 2007. If you have any questions, or if you would like to change your vote based on the foregoing information, please call toll-free 1-888-684-2437 and a representative from our proxy solicitation firm, Broadridge, will assist you. Representatives are available Monday - Friday 9:00 a.m. to 9:00 p.m. (Eastern time) and Saturday, 10:00 a.m. to 6:00 p.m. (Eastern time). In addition, the Broadridge representatives can assist you with voting your shares if you have not previously voted.